Exhibit 99.1

Macrovision Corporation 2830 De La Cruz Blvd. Santa Clara, CA 95050

(408) 562-8400 Main
(408) 567-1800 Fax

FOR IMMEDIATE RELEASE

MACROVISION CORPORATION ANNOUNCES NEW ORGANIZATIONAL STRUCTURE

SANTA CLARA, Calif. (BUSINESS WIRE)—June 5, 2007—Macrovision Corporation (NASDAQ: MVSN) announced today an organizational realignment to sharpen the company’s focus on long-term growth, capturing market opportunities, and better serving its customers. The new organization structure includes the creation of the following four business units: “Embedded Solutions,” “Entertainment,” “Distribution and Commerce” and “Software.”

“This new structure will enable Macrovision to pursue opportunities that best fit the business units’ respective strengths,” said Fred Amoroso, President and Chief Executive Officer of Macrovision. “As customer segments and product and solution requirements are very distinct, we believe operating within these business units will increase our focus on execution, and increase the potential to create further stockholder value. We remain firmly committed to our growth objectives, our customers’ needs and our ability to strengthen our leadership in these respective businesses.”

“As part of this organizational change, we will eliminate some product and resource redundancies and reallocate certain resources, resulting in a net reduction in worldwide headcount of approximately seven percent,” said James Budge, Chief Financial Officer. “Due to the workforce reduction, we estimate that the company will incur a restructuring charge of approximately $4.5 million in Q2 2007. As a result of the anticipated savings from the reduction in workforce and other costs, we estimate our full year 2007 non-GAAP operating margin will increase from the 24 to 26 percent range we had previously estimated to a range of 26 to 28 percent. We estimate our non-GAAP diluted earnings per share for 2007 will increase from a range between $1.25 and $1.35 to a range between $1.33 and $1.43. Our outlook for 2007 revenue remains unchanged at a range of $280 million to $290 million. Our estimates for the second quarter of 2007 also remain unchanged with a revenue range of between $65 million and $68 million and non-GAAP diluted earnings per share within the range of $0.24 and $0.27.” Non-GAAP earnings per share excludes non-cash and one-time items such as amortization of intangibles from acquisitions, equity-based compensation charges, and restructuring charges.

As part of this organizational change, four executive vice presidents will take on roles to lead the new business units and have responsibility for sales, services, engineering and support within their respective teams as follows:

Embedded Solutions —to be led by Eric Free. Mr. Free has been the leader of this organization since January 2006, guiding the Embedded Solutions business to greater than 40 percent revenue growth over the last five quarters ended March 31, 2007. Mr. Free will continue to be responsible for leading Macrovision's worldwide hardware licensing activities and expanding the company's relationships with hardware and consumer electronics manufacturing customers. Mr. Free joined Macrovision in 2001 and has been instrumental in developing the company's business and strategic development activities. He has overseen patent development and licensing efforts, led multiple acquisitions and asset purchases, managed relationships with key strategic partners, and championed Macrovision's move towards digital distribution and consumer electronics licensing. The Embedded Solutions business unit will focus on hardware manufacturers with solutions enabling them to protect and enhance digital content in digital set top boxes for cable/satellite TV and a variety of PC and consumer electronics video playback and record devices, including the Company’s analog copy protection (ACP) technology and middleware platform.

Entertainment — to be led by Eric Rodli. Mr. Rodli joined Macrovision in May 2007. Mr. Rodli has extensive management experience in film and digital technology and services for the entertainment and media industry. Mr. Rodli served as President of the Entertainment Imaging division at Eastman Kodak Company from 2001 to 2007, where he and his team increased both analog and digital revenues. Prior to that, he served as president of Bexel, the largest broadcast video and audio equipment rental and services company in the U.S. and a part of the Vitec Group. Mr. Rodli has a broad range of senior management positions including serving as a partner in the entertainment strategy practice of PricewaterhouseCoopers Management Consulting Group, president of Iwerks Entertainment and a manager at Boston Consulting Group. The Entertainment business unit will be focus on Macrovision's worldwide entertainment and studio customers, including the continuing relationships with the MPAA and Independent studios. The Entertainment solutions include various digital content protection and enhancement products and services for digital content owners.

Distribution and Commerce — to be led by Michael Buchheim. Mr. Buchheim joined Macrovision in 2006 as the Senior Vice President of Macrovision’s Global Services organization. Mr. Buchheim brings significant expertise in areas of organizational development and hosted service management. Prior to joining Macrovision, Mr. Buchheim served as vice president of research business development at Gartner and the worldwide head of technology research at META Group prior to its acquisition by Gartner. He also served as senior vice president of sales and services at The Bennett Group International, where he was responsible for worldwide sales and professional services, executive consulting, corporate strategic direction, and new solution offerings. The Distribution and Commerce business unit will focus on serving the digital distribution and managed content requirements of providers of digital goods. The Distribution and Commerce unit will include solutions targeted at digital distribution services for games and other content areas, as well as the Company’s RightAccess and RightCommerce solutions.

Software — to be led by Mark Bishof. Currently, Mr. Bishof serves as Executive Vice President of Macrovision’s Global Sales organization, an organization that achieved record 2006 full year and 2007 first quarter revenue results. Mr. Bishof is a software and management consulting industry veteran and brings a diverse background in selling and delivering enterprise integration and technology solutions for Global 2000 customers. Prior to joining Macrovision in November 2005, Mr. Bishof held executive positions at IBM, was a partner at Deloitte Consulting and served as a consultant to Warburg Pincus in their Information Technology and Communications practice. The Software business unit will focus on independent software vendors and enterprise IT departments with solutions including the FLEXnet suite of electronic license management, electronic license delivery, and software asset management products; Installer Products; and Admin Studio.

The four business unit structure will go into effect on June 5, 2007. The new business unit structure will be reflected in the company’s Q2FY07 financial results. In those results, the company will also provide a reclassification of revenue by business unit in order to provide investors with consistent comparisons. Costs for shared services such as infrastructure and administrative functions will not be allocated to the business units. The company will provide more details during its Q2FY07 conference call, currently anticipated for early August 2007.

GAAP to Non-GAAP Reconciliation

Macrovision provides non-GAAP financial information to assist investors in assessing its current and future operations in the way that Macrovision’s management evaluates those operations. Non-GAAP diluted earnings per share is a supplemental measure of Macrovision’s performance that is not required by, and is not presented in accordance with, GAAP. The non-GAAP information does not substitute for any performance measure derived in accordance with GAAP. Macrovision believes that this non-GAAP information provides useful information to investors by excluding the effect of some non-cash and one-time expenses that are required to be recorded under GAAP but that Macrovision believes are not indicative of Macrovision’s core operating results, or that are expected to be incurred over a limited period of time.

Macrovision’s management evaluates and makes operating decisions about its business operations primarily based on revenue and the core costs of those business operations. Management does not consider as “core costs” and therefore does not use the amortization of intangibles from acquisitions, restructuring and other costs, and equity-based compensation charges when making business decisions. The income statement line items involved in the adjustment from GAAP to non-GAAP presentation in this press release are amortization of intangibles and restructuring and other charges; and the following items that include equity-based compensation charges: (1) cost of revenues; (2) operating expenses, research and development; (3) operating expenses, selling and marketing; and (4) operating expenses, general and administrative. These items in turn affect (1) total cost of revenues; (2) total costs and expenses; (3) operating income; (4) income before income taxes; (5) provision for income taxes; (6) net income; (7) diluted shares for EPS; (8) basic earnings per share and (9) diluted earnings per share. To determine its non-GAAP provision for income taxes, Macrovision recalculates tax based on non-GAAP income before income taxes and adjusts accordingly.

For each such non-GAAP financial measure, the adjustment provides management with information about Macrovision’s underlying operating performance that enables a more meaningful comparison of its financial results in different reporting periods. For example, since Macrovision does not acquire businesses on a predictable cycle, management excludes amortization of intangibles from acquisitions in order to make more consistent and meaningful evaluations of Macrovision’s operating expenses. Management also excludes the effect of restructuring and other charges for the same reason. Management excludes the impact of equity-based compensation to help it compare current period operating expenses against the operating expenses for prior periods and to eliminate the effects of this non-cash item, which, because it is based upon estimates on the grant dates may bear little resemblance to the actual values realized upon the future exercise, expiration, termination or forfeiture of the stock-based compensation, and which, as it relates to stock options and stock purchase plan shares, is required for GAAP purposes to be estimated under valuation models, including the Black-Scholes model used by Macrovision. Management uses these measures to help it make budgeting decisions between those expenses that affect operating expenses and operating margin (such as research and development, sales and marketing, and general and administrative expenses), and those expenses that affect cost of revenue and gross margin. Further, the availability of non-GAAP financial information helps management track actual performance relative to financial targets. Making this non-GAAP financial information available to investors, in addition to the GAAP information, also helps investors compare Macrovision’s performance with the performance of other companies in our industry, which use similar financial measures to supplement their GAAP financial information.

Management recognizes that the use of these non-GAAP measures has limitations, including the fact that management must exercise judgment in determining which types of charges should be excluded from the non-GAAP financial information. Because other companies, including companies similar to Macrovision, may calculate their non-GAAP earnings differently than Macrovision, non-GAAP measures may have limited usefulness in comparing companies. Management believes, however, that providing this non-GAAP financial information, in addition to the GAAP information, facilitates consistent comparison of Macrovision’s financial performance over time. Macrovision has provided non-GAAP results to the investment community, not as an alternative but as an important supplement to GAAP information, to enable investors to evaluate Macrovision’s core operating performance in the same way that management does.

About Macrovision

Macrovision provides a broad set of solutions that enable businesses to protect, enhance and distribute their digital goods to consumers across multiple channels. Macrovision solutions are deployed by companies in the entertainment, consumer electronics, gaming, software, information publishing and corporate IT markets to solve industry-specific challenges and bring greater value to their customers. Macrovision holds approximately 250 issued or pending United States patents and more than 1,200 issued or pending international patents, and continues to increase its patent portfolio with new and innovative technologies in related fields. Macrovision is headquartered in Santa Clara, California, U.S.A. with other offices across the United States and around the world. More information about Macrovision can be found at www.macrovision.com.

©Macrovision 2007. Macrovision is a registered trademark of Macrovision Corporation. All other brands and product names and trademarks are the registered property of their respective companies.

All statements contained herein, including the quotations attributed to Mr. Amoroso and Mr. Budge, that are not statements of historical fact, including statements that use the words “will,” “believes,” “anticipates,” “estimates,” “expects,” “intends” or “looking to the future” or similar words that describe the Company’s or its management’s future plans, objectives, or goals, are “forward-looking statements” and are made pursuant to the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, the Company’s estimates of future revenues, operating margins and earnings and the business strategies and product plans of the Company.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to be materially different from the historical results and/or from any future results or outcomes expressed or implied by such forward-looking statements. Among the important factors that could cause results to differ materially are the following: the failure of markets for home video, consumer or enterprise software value management, or markets for the technological protection of copyrighted materials contained in such products, to continue, develop or expand, and the failure of the Company’s products to achieve or sustain market acceptance or to meet, or continue to meet, the changing demands of content or software providers. Other factors include those outlined in the Company's Quarterly Report on Form 10-Q for the period ended March 31, 2007, and such other documents as are filed with the Securities and Exchange Commission from time to time (available at www.sec.gov). These factors may not constitute all factors that could cause actual results to differ materially from those discussed in any forward-looking statement. The Company operates in a continually changing business environment and new factors emerge from time to time. The Company cannot predict such factors, nor can it assess the impact, if any, of such factors on the Company or its results. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. The Company assumes no obligation, except as required by law, to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

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Investor Contact:
James Budge
Macrovision Corporation
+1 (408) 562-5558

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